SUB-ITEM 77I - Terms of New or Amended
Securities

ADVISOR SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(7/1/17)

1.	SEPARATE ARRANGEMENT AND EXPENSE
ALLOCATION

Advisor ("AVR") Shares are available exclusively for shareholders investing through certain financial intermediaries that have entered into an agreement with the Funds' distributor who has approved them for the sale of AVR Shares. For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the AVR Shares will consist of sales and shareholder servicing by financial intermediaries. In connection with this basic arrangement, AVR Shares will bear the following fees and expenses:

Fe
es
an
d
E
xp
en
se
s
M
a
x
i
m
u
m

A
m
o
u
n
t
A
l
l
o
c
a
t
e
d

A
V
R

S
h
a
r
e
s
Sa
les
L
oa
d
N
o
n
e
C
on
ti
ng
en
t
De
fe
rr
ed
Sa
les
C
ha
rg
e
("
C
D
S
C
")
N
o
n
e
Sh
ar
eh
ol
de
r
Se
rv
ice
Fe
e
U
p

t
o

2
5

b
a
s
i
s
p
o
i
n
t
s
(
0
..
2
5
%
)
o
f
t
h
e
a
v
e
r
a
g
e
d
a
i
l
y

n
e
t
a
s
s
e
t
v
a
l
u
e
12
b-
1
Fe
e
A
s
s
e
t
f
o
r
t
h

i
n

t
h
e
a
t
t
a
c
h
e
d

S
c
h
e
d
u
l
e
Ot
he
r
E
xp
en
se
s
I
t
e
m
i
z
e
d

e
x
p
e
n
s
e
s
i
n
c
u
r
r
e
d

b
y

t
h
e
F
u
n
d

w
i
t
h

r
e
s
p
e
c
t
t
o

h
o
l
d
e
r
s
o
f
A
V
R

S
h
a
r
e
s
a
s
d
e
s
c
r
i
b
e
d

i
n

S
e
c
t
i
o
n

3

o
f
t
h
e
P
l
a
n



2.	CONVERSION AND EXCHANGE
PRIVILEGES

For purposes of Rule 18f-3, AVR Shares have the following conversion rights and exchange privileges at the election of the shareholder:

C
o
n
v
e
r
s
i
o
n

R
i
g
h
t
s
:
None.
E
x
c
h
a
n
g
e

P
r
i
v
i
l
e
g
e
:
AVR Shares may be
exchanged into any
Federated fund or share
class that does not have
a stated sales charge or
contingent deferred
sales charge, except
Shares of Federated
Institutional Prime 60
Day Fund, Federated
Institutional Money
Market Management,
Federated Institutional
Prime Obligations
Fund, Federated
Institutional Tax-Free
Cash Trust, Federated
Institutional Prime
Value Obligations
Fund, Class A Shares
of Federated
Government Reserves
Fund and Class R
Shares of any Fund,
provided that the
shareholder meets any
shareholder eligibility
and minimum initial
investment
requirements for the
Shares to be purchased,
(if applicable), both
accounts have identical
registrations, and the
shareholder receives a
prospectus for the fund
in which the
shareholder wishes to
exchange.

An exchange will be treated as a redemption and a subsequent purchase, and will be a taxable transaction. Exchange privileges may be modified or terminated at any time.

SCHEDULE OF FUNDS OFFERING AVR SHARES

The Funds set forth on this Schedule each offer AVR Shares on the terms set forth in the AVR Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The
12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

1.	AVR SHARES SUBJECT TO THE BASIC LOAD
SCHEDULE

Multi
ple
Class
Com
pany
Series
1
2
b
-
1

F
e
e


Mone
y
Mark
et
Oblig
ation
Trust

Feder
ated
Gover
nment
Oblig
ations
Fund
N
o
n
e
Feder
ated
Prime
Cash
Oblig
ations
Fund
N
o
n
e
Feder
ated
Tax
Free
Oblig
ations
Fund
N
o
n
e




Information Classification: Limited Access

Information Classification: Limited Access